SECURITIES AND EXCHANGE COMMISSION

                            Washington, D. C.  20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported)     June 18, 1999

                              DISTINCTIVE DEVICES
             (Exact name of registrant as specified in its charter)

             New York           0-2749            13-1999951
   (State of Incorporation)   (Commission      (IRS Employer
                               File Number)    Identification umber)

      Suite 134, 1324 Motor Parkway, Hauppauge, New York            11788
             (Address of principal executive offices)           (Zip Code)

      Registrant's telephone number, including area code   (516) 751-1375

                                      N/A
         (Former name or former address, if changed since last report)

        This current Report on Form 8-K has two (2) pages plus Exhibits.


Item 5.  Other Events

(a) Execution of Definitive Agreement

On June 18, 1999, a definitive agreement was entered into among registrant and shareholders of EagleView Industries, Inc. as more fully described in the news release attached as an exhibit hereto. It is anticipated that other EagleView shareholders will join in the agreement on or before the scheduled closing date of August 4, 1999. At a later date a merger, or similar proposal, will be made to the remaining shareholders of EagleView to exchange their shares for registrant's common stock on the same basis as provided for in the executed agreement.

Assuming that 100% of EagleView's outstanding shares are ultimately acquired, registrant would issue approximately ten million shares of its common stock in exchange therefor.

(b) Exhibits

 - News release dated June 21, 1999 (1 page).

 - Executed agreement dated June 18, 1999 (27 pages).

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  DISTINCTIVE DEVICES, INC.
                                      (Registrant)



   Date: June 22, 1999            by: /s/ EARL M. ANDERSON, JR.
                                  Earl M. Anderson, Jr.
                                  President and Principal
                                  Executive Officer


  To: P R Newswire, New York City   Fax:  (800) 793-9313
      Attn:  Ian

      FOR RELEASE 9:00 A.M.  June 21, 1999

      Contact: Earl M. Anderson, Jr., President

      Tel:  (561) 416-9804  Fax:  (561) 417-9803

   DISTINCTIVE DEVICES, INC. (DDI) EXECUTES DEFINITIVE
   AGREEMENT TO ACQUIRE EAGLEVIEW INDUSTRIES, INC.

June 21, 1999 - DDI (OTCBB: DDEV) announced today that it has entered into a definitive agreement to acquire approximately 80% of the equity of EagleView Industries, Inc. (Industries). The transaction is scheduled to close on August 4, 1999. The remaining outstanding common shares of Industries will be acquired by DDI at a later date.

Upon closing, control of DDI will pass to EagleView Technologies, Inc. (Technologies). Technologies is controlled by Michael J. Paolini, its CEO and, indirectly, its largest shareholder. Technologies and Industries are based in Delray Beach, Florida.

Mr. Paolini, who already holds several telecommunications patents, recently filed a patent application relating to his array system for providing high quality, low cost, broad bandwidth wireless connectivity for Internet, data and video-telecommunication services. Industries holds the exclusive worldwide rights to this technology on a royalty-free basis. Industries has had no operating revenues to date although discussions are underway with investor groups who have expressed interest in licensing the technology for use in several major cities in the U.S. and abroad.

Statements in this news release concerning future events, results, performance, expectations or intentions are forward-looking statements. Actual developments or results may differ materially from those expressed or implied by such statements as a consequence of known or unknown risks, uncertainties and other factors.

   (End of Release)


                            STOCK EXCHANGE AGREEMENT

 This Stock Exchange Agreement (the Agreement), entered into this 18th day of June, 1999, by and among Distinctive Devices, Inc., a New York corporation
(DDI), EagleView Technologies, Inc., a Florida corporation (Technologies), and Alfred M. Carroccia (Carroccia). Technologies and Carroccia are sometimes hereinafter collectively referred to as the Shareholders.

                             W I T N E S S E T H :

 WHEREAS, EagleView Industries, Inc. (Industries), a Florida corporation, has an authorized capital of 10,000,000 shares of Common Stock, $.0001 par value (Industries Common Stock), and the Shareholders own shares of Industries Common Stock (the Shares) as follows: Technologies - 2,870,670 Shares and Carroccia-200,000 shares; and WHEREAS, DDI desires to acquire the Shares from the Shareholders, and, in exchange therefor, to issue to the Shareholders shares of its voting Common Stock, $.05 par value (DDI Common Stock); and

 WHEREAS, the parties hereto desire that such exchange of the Shares for DDI Common Stock shall be a tax free exchange under the provisions of Section 368
(a) (1) (B) of the Internal Revenue Code of 1986, as amended.

 NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto, each intending to be legally bound hereby, agree as follows:

                                   ARTICLE 1
                           EXCHANGE OF STOCK; CLOSING

  Section 1.1. Exchange of Stock. At the Closing (as defined in Section 1.2), each of the Shareholders shall transfer and assign to DDI all of his or its holdings of Industries Common Stock, to-wit, the Shares, by delivering to DDI certificates representing their respective holdings of the Shares duly endorsed for transfer. In exchange therefor, DDI shall issue to the Shareholders the number of shares of DDI Common Stock set forth in the next succeeding sentence of this Section 1.1. To effect such issue of its shares of capital stock, DDI shall prepare and issue an irrevocable letter of instructions, dated as of the Closing Date, addressed to DDI's Registrar and Transfer Agent, Chase Mellon Shareholder Services, New York City (CMSS), directing and authorizing CMSS to issue certificates representing DDI Common Stock to the Shareholders as follows:
          To Technologies - not less than 5,683,927 shares of DDI Common Stock nor more than 6,315,474 shares of DDI Common Stock; and
          To Carroccia - not less than 396,000 shares of DDI Common Stock nor more than 440,000 shares of DDI Common Stock.

 Section 1.2. The Closing. The exchange of shares of DDI Common Stock for the Shares, as set forth in Section 1.1 hereof (the Closing), shall take place at the office of Greenberg Traurig, P.A., 777 S. Flagler Drive, Suite 300 East, West Palm Beach, Florida 33401, or at such other location as the parties may determine, on August 4, 1999 at 11:00 a.m., local time (Closing Date), or such other time or place as the parties hereto shall agree to in writing.

Section 1.3. Closing Information. The parties hereto, at or prior to the Closing Date, shall deliver to each other the schedules, documents, financial statements and other information identified or described in this Agreement (the Closing Information). All actions taken and Closing Information delivered at the Closing or prior thereto shall be deemed taken or delivered simultaneously at the Closing and no action shall be deemed taken, or any Closing Information deemed delivered, until all actions have been taken and all Closing Information has been delivered.

 Section 1.4. Directors and Officers of DDI. At the Closing, the directors and officers of DDI, other than Earl M. Anderson, Jr., shall submit their resignations and, at the same time, shall elect new directors designated by the Shareholders. Information with respect to such designees complying with
Section 14(f) of the Securities Exchange Act of 1934, as amended (Exchange
Act), and the rules and regulations of the Securities and Exchange Commission
(SEC) thereunder, shall be submitted by the Shareholders to DDI prior to Closing so that DDI can cause an Information Statement pursuant to Section 14(f) of the Exchange Act to be prepared and submitted to CMSS, so that it may be mailed by CMSS to all DDI shareholders as of, or promptly after, the Closing. Following the requisite ten-day period following such mailing and the filing of such information with the SEC, the resignations of DDI's current directors and officers and the election of the Shareholders designated directors shall become effective.

Section 1.5. Private Offerings. Industries has prepared a Private Placement Memorandum, dated October 1, 1998, which provides for the sale of 2,000,000 shares of Industries Common Stock at $.50 per share. Of the shares so offered, not less than 1,500,000 will have been sold as of the Closing Date. Technologies will cause Industries to terminate the offering as of the Closing Date and no further shares of Industries Common Stock shall be sold thereafter. As of the Closing Date, the number of outstanding shares of Industries Common Stock shall not be less than 4,500,000 nor more than 5,000,000.

Within thirteen (13) months following the Closing, DDI agrees to offer to exchange DDI Common Stock for the balance of the outstanding shares of Industries Common Stock as at the Closing Date not being acquired by DDI hereunder. Such exchange or exchanges shall have an exchange ratio which shall reflect DDI's commitment to issue 9,900,000 shares of DDI Common Stock in exchange for all of the outstanding shares of Industries as at the Closing Date, which is the exchange ratio by which DDI Common Stock is being exchanged for the Shares hereunder. At DDI's option such exchange may be effected by a merger of Industries into or with DDI or a wholly-owned subsidiary of DDI..

                                   ARTICLE 2

                  REPRESENTATION AND WARRANTIES OF THE PARTIES

 Section 2.1. General Representations and Warranties. Each party hereby warrants and represents to each other party that:

    (a) If it is a corporation, it: (i) is duly organized, validly existing and in good standing under the laws of its state of incorporation and is duly authorized to conduct business, (ii) is duly qualified or otherwise authorized as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which such qualification is required, and
(iii) has full power and authority to carry on its business as now conducted and is entitled to own, lease or operate all of its properties and assets wherever located.

    (b) It or he has full power and authority to enter into, deliver and perform this Agreement.

    (c) Neither the execution, delivery, consummation or performance of this Agreement requires the approval or consent of, or notice to, any third party, or violates any law, regulation or agreement to which it is subject and that it is in compliance with all provisions of any material agreement to which it is a party.

 Section 2.2. Representations and Warranties of the Shareholders. Each of the Shareholders warrants and represents to DDI that:

(a) It or he is the owner, beneficially and of record, of the Industries Common Stock set forth in the first preamble to this Agreement, free and clear of any liens, mortgages, claims, charges, security interests, encumbrances or other restrictions or limitations affecting its ability to transfer the same to DDI. By delivery of the Industries Common Stock to DDI at the Closing in exchange for DDI Common Stock, DDI will acquire good and marketable title to such securities, free and clear of any liens, mortgages, claims, charges, security interest or encumbrance. There is no right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise receive from each such person any shares of capital stock or any other securities of Industries, and it does not have any such right, option or other agreement to acquire any such shares or other securities of Industries from Industries or any other person..

(b) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which Industries or such Shareholder is a party or by which either of them may be bound or (ii) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental body against or binding upon either Industries or Technologies.

(c) Industries has an authorized capitalization consisting of 10,000,000 shares of Common Stock, $.0001 par value. As of the date of this Agreement there are issued and outstanding 3,961,960 shares of such Common Stock, of which 3,070,670 shares are owned beneficially and of record by the Shareholders in the amounts set forth in the first preamble to this Agreement. All of the outstanding shares of capital stock of Industries have been duly authorized, validly issued and are fully paid and nonassessable. There are no other classes of capital stock of Industries authorized or outstanding. Other than in connection with the offering described in Section 1.5 hereof, there are no rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreement of any kind to purchase or otherwise to receive from Industries any of the outstanding, authorized but unissued or treasury shares of the capital stock or any other securities of Industries and no securities or obligations of any kind convertible into such capital stock exist in favor of any person, firm or corporation.

(d) Industries does not directly or indirectly own nor has it made any investment in any of the capital stock of, or any other proprietary interest in, any other person including but not limited to joint ventures and partnerships.

(e) Prior to Closing, the Shareholders shall deliver to DDI a true and complete copy of the Articles of Incorporation of Industries, certified by the Secretary of State of Florida, Bylaws certified by the Secretary of Industries as in effect on the date hereof and the stock records of Industries which will be true and complete.

(f) (i) The financial statements of Industries, including the footnotes thereto, to be delivered to DDI as part of the Closing Information will be prepared in conformity with generally accepted accounting principles and will fairly present the financial condition and results of operations of Industries as of December 31, 1998 and May 31, 1999 and for the periods commencing with its organization to each such date. The financial statements of Industries shall be audited and reported on by certified public accountants who are independent within the meaning of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

(ii) Since the date of the Balance Sheet of Industries included in such financial statements, there has been no material adverse change in the assets, properties, business operations or financial condition of Industries.

 (g) Industries has recorded no income tax liability on the Balance Sheet included in the financial statements of Industries. The total amounts set up as liabilities for current and deferred taxes on the Balance Sheet in such financial statements are sufficient to cover the payment of all claims, whether known or unknown, with respect to all Taxes (as hereinafter defined). Industries has filed all federal, state and local tax returns which are required to be filed or has requested extensions thereof and has paid all Taxes shown on such returns and all assessments received by it to the extent that the same have become due except as shown on the aforesaid Balance Sheet. Industries has not agreed nor is it required to make any adjustment under the provisions of the Internal Revenue Code or any similar state or local law by reason of a change in accounting method or otherwise. To the best knowledge of each of the Shareholders , there are no pending claims, other than those described on
Schedule 2.2(g) with respect to Taxes. Neither the Federal income tax returns of Industries nor its state and local returns (measured, in whole or in part, by income) have been audited. As used herein the term Taxes shall include all income tax liability, deferred income tax liability and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income and whether or not assessed or disputed, that are payable or deferrable, by Industries through December 31, 1998, or as to which Industries may have any liability for taxable periods ending on or before such date, and all deficiencies or other additions to tax, interest and penalties owed by Industries or as to which Industries may have liability in connection with any of the foregoing.

(h) Schedule 2.2(h) sets forth as of the date hereof all of the following contracts and other agreements to which Industries is a party or by which its assets or properties are bound or subject:(i) contracts and other agreements with any current or former officer, director, employee, consultant, agent or other representative, (ii) contracts or agreements with suppliers, whether written or oral, for the purchase of equipment or services; (iii) contracts and other agreements for the sale of any of its assets or properties, tangible or intangible, other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of their assets or properties; (iv) joint venture agreements; (v) contracts or other agreements under which Industries agrees to indemnify any party, other than through performance bonds, or to share tax liability of any party; (vi) contracts and other agreements relating to the purchase by Industries of any operating business or the capital stock of any other person, under which Industries has any ongoing or unsatisfied liability or obligation; (vii) options for the purchase of any asset, tangible or intangible, for an aggregate purchase price of more than $1,000; (viii) contracts and other agreements and instruments relating to the borrowing or lending of money; (ix) contracts and other agreements pursuant to which Industries has been granted a license to use the technology of a third party, whether a subject of a patent, patent application, or otherwise, to produce and sell its products or systems. There have been delivered or made available to DDI true and complete copies of all of the contracts and other agreements set forth on Schedule 2.2 (h) or on any other Schedule. All of such contracts and other agreements are valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with their terms, and Industries has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder, and is not in default under any of them, nor, to the best knowledge of the Shareholders is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

 (i) Except as set forth on Schedule 2.2(i) or as reflected in the notes to the Financial Statements, Industries owns outright and has good and marketable title to all of Industries assets, including, without limitation, all of the assets, receivables and properties reflected on the Financial Statements, in each case free and clear of any lien, security interest or other encumbrance, except for (i) immaterial assets and properties; (ii) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the date of the Balance Sheet included in Industries Financial Statements; (iii) liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of material men, carriers, landlords and like persons, all of which are not yet due and payable, or (iv) minor liens or other encumbrances of a character that do not substantially impair the assets or properties of Industries or detract materially from their business.

 (j) As at the date of the Balance Sheet of Industries included in its financial statements, Industries did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency or obligation, known or reasonably anticipated, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought, whether or not of kind required by generally accepted accounting principles to be set forth in a financial statement (Liabilities) which in the aggregate exceeds $1,000, that were not fully and adequately reflected or reserved against on such Balance Sheet included in the financial statements. Except as set forth on Schedule 2.2(j), Industries does not have any Liabilities, other than (i) Liabilities fully and adequately reflected or reserved against on the Financial Statement, and (ii) Liabilities incurred since the date of the Balance Sheet in the ordinary course of business.

 (k) All documents, Schedules, Exhibits and other materials delivered or to be delivered by or on behalf of Industries to DDI in connection with this Agreement and the transactions contemplated hereby are to the best of their knowledge true and complete. The information furnished by or on behalf of Industries in connection with this Agreement and the transactions contemplated hereby does not to the best of their knowledge contain any untrue statement of a material fact and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not false or misleading. Other than economic conditions effecting the industry in which Industries operates, there is no fact known to the Shareholders which has not been disclosed to DDI in writing which materially adversely affects or, insofar as the Shareholders can now foresee will materially adversely affect
Industries assets and the operations or financial condition of Industries.
Section 2.3. Representations and Warranties DDI. DDI warrants and represents to the Shareholders that:

    (a) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will (i) violate, conflict with or result in the breach or termination of, or otherwise give any other contracting party the right to terminate, or constitute a default (by way of substitution, novation or otherwise) under the terms of, any mortgage, lease, bond, indenture, agreement, franchise or other instrument or obligation to which DDI is a party or by which it may be bound or (ii) violate any judgment, order, injunction, decree or award of any court, arbitrator, administrative agency or governmental body against or binding upon DDI.

   (b) DDI has authorized capitalization consisting of 20,000,000 shares of Common Stock, $.05 par value, and 1,000,000 shares of blank-check Series Preferred Stock, $1.00 par value. As of the date of this Agreement there are issued and outstanding 4,119,902 shares of such Common Stock and no shares of Series Preferred Stock. All of the outstanding shares of capital stock of DDI have been duly authorized, validly issued and are fully paid and nonassessable. There are no other classes of capital stock of DDI authorized or outstanding. There are no rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options or other agreement of any kind to purchase or otherwise to receive from DDI any of the authorized but unissued shares of the capital stock or any other securities of DDI and no securities or obligations of any kind convertible into such capital stock exist in favor of any person, firm or corporation.

  (c) DDI does not directly or indirectly own nor has it made any investment in any of the capital stock of, or any other proprietary interest in, any other person including but not limited to joint ventures and partnerships.

 (d) Prior to Closing, DDI shall deliver to the Shareholders a true and complete copy of the Certificate of Incorporation of DDI, certified by the Secretary of State of New York, and Bylaws certified by the Secretary of DDI as in effect on the date hereof.

 (e) (i) The financial statements of DDI, including the footnotes thereto, to be delivered to DDI as part of the Closing Information have been prepared in conformity with generally accepted accounting principles and fairly present the financial condition and results of operations of DDI as of February 28, 1999 and May 31, 1999, respectively, and for the two years ended February 28, 1999 and for the three months ended May 31, 1999. The financial statements of DDI as at February 28, 1999 and for the two years then ended shall be audited and reported on by a certified public accountant who is independent within the meaning of the Securities Act of 1933, as amended, and the rules and regulations thereunder.

    (ii) Since May 31, 1999 there has been no material adverse change in the assets, properties or financial condition of DDI.

 (f) DDI has recorded no income tax liability on its Balance Sheets included in the financial statements of DDI. The total amounts set up as liabilities for current taxes on the Balance Sheets in such financial statements are sufficient to cover the payment of all claims, whether known or unknown, with respect to all Taxes (as hereinafter defined). DDI has filed all federal, state and local tax returns which are required to be filed or has requested extensions thereof and has paid all Taxes shown on such returns and all assessments received by it to the extent that the same have become due except as shown on the aforesaid Balance Sheet. DDI has not agreed nor is it required to make any adjustment under the provisions of the Internal Revenue Code or any similar state or local law by reason of a change in accounting method or otherwise. To the best knowledge of DDI, there are no pending claims, other than those described on
Schedule 2.3(f) with respect to Taxes. Neither the Federal income tax returns of DDI nor its state and local returns (measured, in whole or in part, by income) have been audited. As used herein the term Taxes shall include all income tax liability, deferred income tax liability and other taxes, including, without limitation, income taxes, estimated taxes, excise taxes, sales taxes, use taxes, gross receipts taxes, franchise taxes, employment and payroll related taxes, property taxes and import duties, whether or not measured in whole or in part by net income and whether or not assessed or disputed, that are payable or deferrable, by DDI through February 28, 1999, or as to which DDI may have any liability for taxable periods ending on or before such date, and all deficiencies or other additions to tax, interest and penalties owed by DDI or as to which DDI may have liability in connection with any of the foregoing.

 (g) Schedule 2.3(g) sets forth as of the date hereof all of the following contracts and other agreements to which DDI is a party or by which its assets or properties are bound or subject: (i) contracts and other agreements with any current or former officer, director, employee, consultant, agent or other representative, (ii) contracts or agreements with suppliers, whether written or oral, for the purchase of equipment or services; (iii) contracts and other agreements for the sale of any of its assets or properties, tangible or intangible, other than in the ordinary course of business or for the grant to any person of any preferential rights to purchase any of their assets or properties; (iv) joint venture agreements; (v) contracts or other agreements under which DDI agrees to indemnify any party, other than through performance bonds, or to share tax liability of any party; (vi) contracts and other agreements relating to the purchase by DDI of any operating business or the capital stock of any other person, under which DDI has any ongoing or unsatisfied liability or obligation; (vii) options for the purchase of any asset, tangible or intangible, for an aggregate purchase price of more than $1,000; (viii) contracts and other agreements and instruments relating to the borrowing or lending of money; and (ix) contracts and other agreements pursuant to which DDI has been granted a license to use the technology of a third party, whether a subject of a patent or otherwise, to produce and sell its products. There have been delivered or made available to Technologies true and complete copies of all of the contracts and other agreements set forth on Schedule 2.3(g) or on any other Schedule. All of such contracts and other agreements are valid, subsisting, in full force and effect and binding upon the parties thereto in accordance with their terms, and DDI has paid in full or accrued all amounts due thereunder and has satisfied in full or provided for all of its liabilities and obligations thereunder, and is not in default under any of them, nor, to the best knowledge of DDI is any other party to any such contract or other agreement in default thereunder, nor does any condition exist that with notice or lapse of time or both would constitute a default thereunder.

 (h) Except as set forth on Schedule 2.3(h) or as reflected in the notes to the Financial Statements, DDI owns outright and has good and marketable title to all of DDI's assets, including, without limitation, all of the assets, receivables and properties reflected on the Financial Statements, in each case free and clear of any lien, security interest or other encumbrance, except for
(i) immaterial assets and properties; (ii) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since May 31, 1999; (iii) liens or other encumbrances securing taxes, assessments, governmental charges or levies, or the claims of material men, carriers, landlords and like persons, all of which are not yet due and payable, or (iv) minor liens or other encumbrances of a character that do not substantially impair the assets or properties of DDI or detract materially from its business.

   (i) As at the date of the May 31, 1999 Balance Sheet of DDI included in its financial statements, DDI did not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency or obligation, known or reasonably anticipated, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought, whether or not of kind required by generally accepted accounting principles to be set forth on a financial statement (Liabilities) which in the aggregate exceeds $1,000, that were not fully and adequately reflected or reserved against on such Balance Sheet included in the financial statements. Except as set forth on Schedule 2.3(i), DDI does not have any Liabilities, other than (i) Liabilities fully and adequately reflected or reserved against on the Financial Statement, and (ii) Liabilities incurred since May 31, 1999 in the ordinary course of business.

    (j) All documents, Schedules, Exhibits and other materials delivered or to be delivered by or on behalf of DDI to Technologies in connection with this Agreement and the transactions contemplated hereby are to the best of DDIs knowledge true and complete. The information furnished by or on behalf of DDI in connection with this Agreement and the transactions contemplated hereby does not, to the best of DDI's knowledge, contain any untrue statement of a material fact and does not omit to state any material fact required to be stated therein or necessary to make the statements therein not false or misleading.

                                   ARTICLE 3

                              ADDITIONAL COVENANTS
Section 3.1. No Changes or Transactions. Each of DDI and the Shareholders covenants and agrees that, except for transactions expressly authorized or contemplated by this Agreement, between the date hereof and the Closing Date, DDI will not, without prior written consent of the Shareholders and Industries will not, without the prior written consent of DDI:

 (a) effect any material change, in their respective capital structures including outstanding debt, shares, options or warrants, subsequent to the date of this Agreement.

 (b) issue or sell or purchase, or issue options or rights to subscribe, or entered into any contracts or commitments to issue or sell or purchase, any shares of its capital stock;

 (c) declare or pay any dividends or declare or make any other distributions of any kind to its shareholders, or make any direct or indirect redemption, retirement or purchase of any shares of its capital stock;

(d) except in the ordinary course of business, enter into any lease (as lessor or lessee); sell, abandon or make any other disposition of any of its assets or properties; grant any lien or other encumbrance on any of its assets or properties; enter into or amend any contract or other agreement to which it is a party, or by or to which it or its assets or properties are bound or subject, or pursuant to which it agrees to indemnify any party to or to refrain from competing with any party; or

 (e) except in the ordinary course of business, enter into any other material contract or other agreement or other material transaction.

Section 3.2. Severance Compensation. At or prior to Closing the Board of Directors of DDI may approve severance pay for the Directors of DDI and compensation for the President of DDI for contributions and guarantees provided by him to enhance DDI's capital position over the course of many years. The total amount of such severance pay and compensation shall not exceed $200,000. Subject to approval of Technologies, Directors of DDI may elect to receive a portion of such severance pay in the form of shares of common stock of DDI.

Section 3.3. Finder.

    (a) The parties acknowledge that James W. Wolff introduced them to each other for purposes of entering into the within transaction and that no other broker or finder was engaged by them, or has acted on their behalf, in connection with this Agreement or the transactions contemplated hereby. Each of the parties hereto agrees to indemnify and hold each other harmless from and against any claim by any other broker or finder who alleges that it acted on such party's behalf for any fee, commission or payment resulting from, or arising out of, the negotiation or execution of this Agreement or the consummation of the transactions contemplated hereby.

 (b) At the time of Closing, DDI shall cause to be issued to James W. Wolff for his services as a finder such number of shares of DDI Common Stock as shall equal one percent (1%) of the shares of DDI Common Stock to be outstanding immediately following the Closing.

Section 3.4. Additional Shareholders. In the event that at the time of the Closing the aggregate number of the Shares to be exchanged by the Shareholders for DDI Common Stock is less than 80% of the then outstanding shares of Industries Common Stock, the Shareholders shall cause one or more holders of Industries Common Stock to become parties to this Agreement so that the number of shares of Industries Common Stock to be exchanged hereunder for DDI Common Stock shall be in excess of 80% of the then outstanding shares of Industries Common Stock, provided however, that the number of such additional holders of Industries Common Stock shall not exceed five (5) and each shall be a person having knowledge and experience in financial and business matters so that he or she is capable of evaluating the merits and risks of the investment in DDI Common Stock. Further, each such person shall execute and deliver to DDI such documents and agreements as DDI shall reasonably require by which each shall become a party to this Agreement and shall be deemed a Shareholder hereunder.

Section 3.5. Additional Information. Prior to the Closing each party hereto will supply to the other all information reasonably required to enable the other party to make such due diligence investigation as the requesting party deems necessary and shall make available such persons as needed to verify or substantiate any information supplied.

Section 3.6. Confidentiality. Each party hereto will treat confidentially all confidential information supplied and will use same solely to evaluate the contemplated transaction. No confidential information transmitted hereunder shall be disclosed to any third party, other than the party's directors, officers and legal and accounting advisors. They will not disclose information concerning this Agreement, to the public or the press, except as deemed necessary by DDI with respect to disclosures it believes are required pursuant to federal securities laws and regulations.

Section 3.7. Expenses. Each party will pay its own expenses with respect to preparation of this Agreement and documents attendant thereto.

                                   ARTICLE 4

        CONDITIONS PRECEDENT TO OBLIGATIONS OF THE PARTIES; TERMINATION

Section 4.1. Conditions Precedent to Obligations of DDI. The obligations of DDI under this Agreement are, at its option, subject to the satisfaction at the Closing on the Closing Date of the following conditions precedent:

 (a) The representations and warranties of the Shareholders contained in this Agreement were true when made and shall continue to be true at all times after the date hereof an as of the Closing on the Closing Date with the same force and effect as though such representations and warranties had been made at and as of the Closing on the Closing Date, subject to changes permitted by the provisions of this Agreement or in the ordinary course of Industries business to the extent contemplated with in such representations and warranties so long as such changes are not prohibited by the provisions of this Agreement and will not, together with all other events prior to Closing, result in there being a material adverse change in the condition, financial or otherwise, and results of operations of Industries. The Shareholders shall deliver at the Closing a certificate to the foregoing effect.

(b) Other than as set forth in the Schedules to this Agreement, there has been no materially adverse change in the financial condition, business or operations since the date of Balance Sheet of Industries, other than changes in the ordinary course of business which have not been materially adverse.

(c) Each of the Shareholders shall have satisfied all the conditions and performed all the covenants and agreements on their part required by this Agreement to be satisfied and performed and shall not be in default under any of the provisions of this Agreement.

 (d) No litigation, proceeding, investigation or inquiry shall be pending or threatened to set aside the authorization of this Agreement, or to enjoin or prevent the consummation of the transactions contemplated hereby, or to enjoin or prevent the consummation of the transactions contemplated hereby, or involving any of the assets of Industries, which might materially and adversely affect the business or prospects of Industries.

 (e) An executed opinion of Siegel, Lipman, Dunay & Shepard, counsel to the Shareholders, dated the Closing date, addressed to DDI, in form and substance reasonably acceptable to counsel to DDI, shall be delivered to DDI. In rendering such opinion, such counsel may rely as to factual matters on certificates of officers, directors, shareholders, employees and attorneys of Industries and the Shareholders, and may also rely on certificates of government officers and on opinions of accountants and associated counsel, provided that such certificates or opinions and the identity of the person issuing the same were delivered and disclosed to DDI and its counsel on the Closing Date and are in the form and substance reasonably satisfactory to counsel to DDI.

 (f) All consents of third parties necessary to prevent (a) any material agreement of Industries from terminating or (b) any indebtedness of Industries from becoming due or being subject to becoming due, in each case as a result of the transactions contemplated by this Agreement, shall be delivered to DDI.

 (g) The Shareholders shall have delivered to DDI the stock certificates evidencing the shares of Industries Common Stock owned by each, each duly endorsed in blank.

 (h) Each of the Shareholders shall have executed and delivered to DDI a letter in the form of Schedule 4.1(h) concerning their investment intent with respect to the shares of DDI Common Stock and to be received by each hereunder.

 (i) The information required under Section 1.5 hereof with respect to the designees of the Shareholders to be the officers and directors of DDI shall have been delivered to DDI.

 (j) Such certified resolutions, certificates, telephone confirmations, documents or instruments with respect to each of the Shareholders and Industries as DDI may reasonably have requested prior to the Closing Date to carry out the intent and purpose of this Agreement shall have been delivered to DDI.

 Section 4.2. Conditions Precedent to the Obligations of the Shareholders . The obligations of the Shareholders under this Agreement are, at their option, subject to the satisfaction at the Closing on the Closing Date of the following conditions precedent:

 (a) The representation and warranties of DDI contained in this Agreement were true when made and shall be true at and as of the closing on the Closing Date as though such representations and warranties had been made at and as of the Closing on the Closing Date, subject, in each case, to changes in the ordinary course or as permitted by the provisions of this Agreement, and DDI shall deliver a certificate to this effect from its President.

 (b) The irrevocable letter of instructions to CMSS authorizing the issue of the DDI Common Stock and DDI Preferred Stock as set forth in Section 1.1 of this Agreement shall have been delivered by DDI to the Shareholders.

 (c) An executed opinion of Greenberg Traurig, P.A., counsel to DDI, dated the Closing Date, addressed to the Shareholders, in form and substance reasonably acceptable to counsel to the Shareholders, shall be delivered to the Shareholders. In rendering such opinion, such counsel may rely as to factual matters on certificates of officers, directors, shareholders, employees and attorneys of DDI, and may also rely on certificates of government officers and on opinions of accountants and associated counsel, provided that such certificates or opinions and the identity of the person issuing the same were delivered and disclosed to DDI and its counsel on the Closing Date and are in the form and substance reasonably satisfactory to counsel to the Shareholders.

 (d) DDI shall have satisfied all the conditions and performed all the covenants and agreements on its part required by this Agreement to be satisfied and performed and shall not be in default under any of the provisions of this Agreement.

 (e) No litigation, proceeding, investigation or inquiry shall be pending or threatened to set aside the authorization of this Agreement or to enjoin or prevent the consummation of the transactions contemplated hereby.

 (f) Such certified resolutions, certificates, documents or instruments with respect to DDI as the Shareholders may reasonably have requested prior to the Closing Date hereof to carry out the intent and purpose of this Agreement shall have been delivered.

Section 4.3. Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated at any time prior to the Closing on the Closing Date:

 (a) By mutual consent of DDI and the Shareholders.

 (b) By the Shareholders if DDI shall fail to or refuse to perform or observe any covenant or agreement hereof to be performed or observed by it on or prior to the Closing on the Closing Date or any condition to the obligations of DDI hereunder shall not have been met or satisfied prior to the Closing on the Closing Date. Failure of the Shareholders to exercise their right of termination pursuant hereto, at any time or from time to time, shall not be deemed a waiver of their right to terminate the Agreement pursuant to the provisions of this subparagraph (b) even if the failure or refusal to perform or observe a covenant or agreement hereof, or the failure of any condition to be met or satisfied, is subsequently cured prior to the Closing on the Closing Date.

 (c) By DDI if the Shareholders shall fail to perform or observe an covenant or agreement hereof to be performed or observed by them on or prior to the Closing on the Closing Date or any condition to the obligations of DDI hereunder shall not have been met or satisfied prior to the Closing on the Closing Date. Failure of DDI to exercise its right of termination pursuant hereto, at any time or from time to time, shall not be deemed a waiver of its right to terminate the Agreement pursuant to the provisions of this subparagraph (c), even if the failure or refusal to perform or observe a covenant or agreement hereof, or the failure of any condition to be met or satisfied, is subsequently cured prior to the Closing on the Closing Date.

                                   ARTICLE 5

                   SURVIVAL OF REPRESENTATIONS AND WARRANTIES

 Section 5.1. Representations Contained in Agreement. The representations and warranties contained in this Agreement and in any schedules, certificates or other documents delivered pursuant hereto shall survive the execution and delivery hereof and the Closing for a period of three (3) years except for representations and warranties with respect to any and all tax matters which shall survive until any liability for such matters shall be barred by the applicable statute of limitations.

 Section 5.2. Entire Agreement. This Agreement sets forth the entire understanding and agreement between the parties and supersedes and replaces any prior understanding, agreement or statement (written or oral) of intent. No provision of this Agreement shall be construed to confer any rights or remedies on any person other than the parties hereto.

 Section 5.3. Indemnification by Technologies . For claims asserted with respect to the matters set forth below, including tax matters, during the time periods set forth in Section 5.1 the Shareholders, jointly and severally agree to indemnify in respect of, and hold DDI and Industries harmless against, any and all damages, claims, deficiencies, losses, and all expenses (including interest, penalties, and reasonable attorneys' and accountants' fees and disbursements) (collectively, "Damages"), based upon, resulting from or otherwise in respect of any misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of the Shareholders under this Agreement.

 Section 5.4. Indemnification by DDI. For claims asserted during the time periods set forth in Section 5.1, DDI agrees to indemnify in respect of, and hold the Shareholders and Industries harmless against, any and all Damages based upon, resulting from or otherwise in respect of any misrepresentation, breach of warranty, or nonfulfillment or failure to perform any covenant or agreement on the part of DDI under this Agreement.

 Section 5.5. Notice and Opportunity to Defend. The party claiming indemnification hereunder (the "Indemnified Party") shall give the other party (the "Indemnifying Party") written notice of any claim, event, misrepresentation, breach or occurrence giving rise to such claim for indemnification within 60 days of its discovery of any such claim, event, misrepresentation, breach or occurrence. Failure to give such notice within the aforesaid time period shall release the Indemnifying Party from any liability therefor under the provisions of Section 5.4 hereof. The Indemnifying Party shall have the right at its sole cost and expense to:

 (a) cure the claim, event, misrepresentation, breach, or occurrence giving rise to the right of indemnification within 60 days following receipt of such notice; provided, however, that if such cure is commenced within such 60 day period and is pursued diligently and in good faith to completion, such period shall be extended for a reasonable sufficient period of time to enable such cure to be completed, or

 (b) defend any third party claim, other than a claim by or through any taxing authority, alleged to give rise to the right of indemnification with counsel satisfactory to the Indemnified Party, and the Indemnifying Party shall be liable to the extent of all Damages. In computing the amount for which any party is liable under this Agreement, there shall be deducted an amount equal to any tax savings or benefits, insurance recoveries, benefits or off-sets to which the Indemnified Party shall be entitled directly as a result of the Damages.

                                   ARTICLE 6

                            POST-CLOSING OBLIGATIONS

 Section 6.1. Further Assurances. Following the Closing, each of the parties hereto shall each execute and deliver such documents, and take such other action, as shall be reasonably requested by any of the other parties hereto to carry out the transactions contemplated by this Agreement.

 Section 6.2. Publicity. Except as permitted by Section 3.4 hereof, the parties hereto shall not issue or make, or cause to have issued or made, any publicity release or announcement concerning the transactions contemplated hereby, without the advance approval in writing of the form and substance thereof by all parties.

                                   ARTICLE 7

                                 MISCELLANEOUS
 Section 7.1. Notices. All notices or other communications required or permitted by this Agreement shall be sufficiently given if in writing and only delivered (personally, by courier service such as Federal Express or by other messenger) or mailed by registered or certified mail, return receipt requested, as follows:
           If to the Shareholders, as follows:

                      c/o Eagleview Industries, Inc.
                      5030 Champion Blvd.
                      Suite 6-271
                      Boca Raton, FL  33496

 with a copy to:
                      Siegel, Lipman, Dunay & Shepard
                      5355 Town Center Road, Suite 801
                      Boca Raton, FL  33486
                      Att: Jonathan Shepard, Esq.

 If  to DDI, as follows:

                     c/o Earl M. Anderson, Jr., President
                     21693 Town Place Drive
                     Boca Raton, FL 33433
  with a copy to:
                     Greenberg Traurig, P.A.
                     777 South Flagler Drive
                     Third Floor East
                     West Palm Beach, Florida 33401
                     Attention:  Allan Salovin, Esq.

or to such other address as hereafter shall be furnished as provided in this
Section 7.1 by any of the parties hereto to the other party hereto.

 Section 7.2. Assignment and Amendment. This Agreement shall not be assignable by any party, and shall not be altered or otherwise amended except pursuant to a writing executed by all of the parties hereto.

 Section 7.3. Severability. If any provision of this Agreement, or the application of any such provision to any person or circumstance, shall be held invalid by a court of competent jurisdiction, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.

 Section 7.4. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute a single instrument. It shall not be necessary that any counterpart be signed by all of the parties hereto.

 Section 7.5. Variation in Pronouns. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the person or persons or entity or entities may require.

 Section 7.6. Indulgences, Etc. Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

 Section 7.7. Controlling Law; Jurisdiction. This Agreement and all questions relating to its validity, interpretation, performance and enforcement (including, without limitation, provisions concerning limitations of actions), shall be governed by and construed in accordance with the laws of the State of Florida, notwithstanding any conflict-of-laws doctrines of such state or other jurisdiction to the contrary, and without the aid of any canon, custom or rule of law requiring construction against the draftsman. The Courts of the State of Florida or of the United States District Court, Southern District, Florida shall be competent courts to adjudicate any disputes arising out of this Agreement and the parties hereto submit to the personal jurisdiction of each of such courts and waive all rights to waive jurisdiction.

 Section 7.8. Exhibits and Schedules. All Exhibits and Schedules attached hereto are incorporated by reference into, and made a part of, this Agreement.

 Section 7.9. Headings. The Article and Section headings are for convenience only; they form in part of this Agreement and shall not affect its interpretation. IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date first written above.

                                    DISTINCTIVE DEVICES, INC.

                                     By:
                                     President


                                    EAGLEVIEW TECHNOLOGIES, INC.

                                     By:
                                     President
                                     Alfred M. Carroccia